January 4, 2013

Senesco Technologies, Inc.

721 Route 202/206, Suite 130

Bridgewater, NJ 08807

RE:	Senesco Technologies, Inc., Registration Statement on Form S-3 (Registration No. 333-170140)

Ladies and Gentlemen:

We have acted as counsel to Senesco Technologies, Inc., a Delaware corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of up to 30,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) and warrants (the “Warrants”) to purchase 30,000,000 shares of common stock of the Company (the “Warrant Shares”, and together with the Shares and the Warrants, the “Securities”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Securities have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

Senesco Technologies, Inc.

January 4, 2013

The opinions expressed herein are limited to the laws of the State of New Jersey and the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP